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                                                                    Exhibit 21.1


Iron Age Holdings Corporation-- Subsidiaries
--------------------------------------------

Name                         % Owned by                 State of Incorporation
----                         -----------                ----------------------
                             Iron Age Holdings
                             -----------------
                             Corporation
                             -----------

Iron Age Corporation         100%                       Delaware